                                                 FILE PURSUANT TO RULE 424(b)(1)
                                                      REGISTRATION NO. 333-64916
                                                                    333-64916-01

PROSPECTUS

                       DOBSON COMMUNICATIONS CORPORATION

                DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
                    DEBT WARRANTS, EQUITY WARRANTS AND UNITS
                             DOBSON FINANCING TRUST
                    TRUST PREFERRED SECURITIES GUARANTEED BY
                       DOBSON COMMUNICATIONS CORPORATION

                            ------------------------

    Dobson Communications Corporation may offer, from time to time, any combination of these securities, in one or more series or issuances, at prices and on terms that it will determine at the time of offering.

    Dobson Financing Trust may offer, from time to time, in one or more series of issuances, at prices and on terms that it will determine at the time of offering, its trust preferred securities guaranteed by us.

    The selling shareholders identified in this prospectus may offer from time to time up to an aggregate of 18,892,751 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling shareholders.

                            ------------------------

    We will provide specific terms of the offerings made by us or the selling shareholders in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

    In the case of debt securities, these terms will include, as applicable, the specific designation, aggregate principal amount, or principal amount at maturity, the maturity date or dates, rate or formula of interest, premium and terms for redemption. In the case of shares of preferred stock, these terms will include, as applicable, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights. In the case of common stock, these terms will include the aggregate number of shares offered.

    The aggregate initial offering price of all of the securities which may be sold by us pursuant to this prospectus will not exceed U.S. $1,000,000,000 or its equivalent based on the applicable exchange rate at the time of issue in one or more foreign currencies or currency units as shall be designated by Dobson Communications Corporation.

    Our common stock is quoted on the Nasdaq National Market under the symbol DCEL. The relevant prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq National Market or any securities exchange of the securities covered by the prospectus supplement.

    We, Dobson Financing Trust and the selling shareholders may sell these securities to or through underwriters, to other purchasers or through agents. The relevant supplements to this prospectus will specify the names and arrangements with any underwriters or agents.

    You should read this prospectus and any prospectus supplement carefully before you invest. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE THE SALE OF THE SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ------------------------

    SEE "RISK FACTORS" IN THE RELEVANT PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF MATTERS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THESE SECURITIES.

                            ------------------------

                 The date of this prospectus is July 20, 2001.

    We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                            ------------------------

                               TABLE OF CONTENTS

About This Prospectus.......................................         3
Where You Can Find More Information.........................         3
Incorporation of Certain Documents by Reference.............         3
Cautionary Language Regarding Forward-Looking Statements....         4
The Company.................................................         5
Dobson Financing Trust......................................         5
Risk Factors................................................         6
Deficiency of Earnings Available to Cover Fixed Charges and
  Deficiency of Earnings Available to Cover Combined Fixed
  Charges and Preferred Stock Dividends.....................         7
Use of Proceeds.............................................         7
Description of Debt Securities..............................         8
Description of Preferred Stock..............................        19
Description of Common Stock.................................        24
Description of Warrants.....................................        26
Description of Units........................................        28
Description of Trust Preferred Securities...................        28
Description of Trust Preferred Securities Guarantees........        35
Selling Shareholders........................................        38
Plan of Distribution........................................        39
Indemnification of Directors and Officers...................        41
Legal Matters...............................................        42
Experts.....................................................        42

                           --------------------------

    Whenever we refer to the "Company," "Dobson" or to "us," or use the terms "we" or "our" in this prospectus, we are referring to Dobson Communications Corporation, an Oklahoma corporation, and its consolidated subsidiaries. However, for purposes of the sections entitled "Description of Debt Securities," "Description of Preferred Stock, "Description of Common Stock," "Description of Warrants" and "Description of Units," whenever we refer to the "Company" or to "us," or use the terms "we" or "our," we are referring only to Dobson Communications Corporation.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings which will result in gross proceeds to us of up to $1,000,000,000. In addition, the named selling shareholders may use this shelf registration process to sell up to an aggregate of 18,892,751 shares of our common stock. This prospectus provides you with a general description of the securities we and certain of our shareholders may offer. Each time we or our selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" and the information we incorporate by reference in this prospectus described under the heading "Incorporation of Certain Documents by Reference."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

    We have filed with the Commission a registration statement and related exhibits on Form S-3 under the Securities Act of 1933, as amended. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each statement is deemed qualified in its entirety to that reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Commission allows us to incorporate by reference in this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934:

    - Annual Report on Form 10-K for the year ended December 31, 2000;

    - Annual Report on Form 10-K/A for the year ended December 31, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

    - Current Report on Form 8-K filed February 14, 2001;

    - Current Report on Form 8-K/A filed February 22, 2001;

    - Current Report on Form 8-K filed March 15, 2001;

    - description of our common stock contained in our registration statement on Form 8-A filed with the Commission on January 28, 2000; and

    - all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities.

    Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to Dobson Communications Corporation, Attention: J. Warren Henry, Investor Relations, 14201 Wireless Way, Oklahoma City, Oklahoma 73134,
(405) 529-8500.

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

            CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus, any applicable prospectus supplement and the documents that we incorporate by reference, may contain statements that we believe are, or which may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We generally indicate these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," "foresee" and similar words or phrases. These statements discuss, among other things, expected growth, domestic development and expansion strategy, and future performance. All of these forward-looking statements are subject to risks, uncertainties and assumptions, many of which we will describe under the caption "Risk Factors" in supplements to this prospectus or in the documents we incorporate by reference. Consequently, actual events and results may vary significantly from those contemplated or implied by our forward-looking statements. The forward-looking statements included in this prospectus, the applicable prospectus supplement or the relevant incorporated document are made only as of the date of this prospectus, the applicable prospectus supplement or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

                                  THE COMPANY

    We are a leading provider of rural and suburban wireless telephone services. Our systems cover a total population of approximately 7.1 million and as of June 30, 2001 we had approximately 705,500 subscribers giving us an aggregate market penetration of approximately 10.0%. We serve markets in portions of Alaska, Arizona, California, Georgia, Kansas, Maryland, Michigan, Missouri, New York, Ohio, Oklahoma, Pennsylvania, Texas and West Virginia. In February 2000, our equally-owned joint venture with AT&T Wireless Services, Inc. acquired American Cellular Corporation. Systems owned by our American Cellular joint venture cover a total population of approximately 5.1 million and as of June 30, 2001 had approximately 608,800 subscribers giving it an aggregate market penetration of 11.8%. Our American Cellular joint venture serves markets in portions of Illinois, Kansas, Kentucky, Michigan, Minnesota, New York, Ohio, Oklahoma, Pennsylvania, Tennessee, West Virginia and Wisconsin.

    We began providing wireless telephone service in 1990 in Oklahoma and the Texas Panhandle. We have since expanded our wireless operations, primarily through the acquisition of wireless systems and licenses located in underdeveloped rural and suburban markets that are adjacent to major metropolitan areas. Our markets tend to have a high concentration of expressway corridors and roaming activity. We have grown largely through numerous acquisitions completed since 1996, which have increased the total population we serve and expanded the geographic scope of our operations. We have upgraded all of our systems to digital technology and we now offer digital voice and digital feature services to 100% of our covered population.

    We have a strategic relationship with AT&T Wireless, including a coast-to-coast roaming agreement, that allows our customers to utilize wireless systems owned by AT&T Wireless, and customers of AT&T Wireless to utilize our wireless systems. We also have roaming agreements with Southwestern Bell Mobile Systems, Inc., Verzion Wireless and other wireless providers.

    Our executive offices and those of Dobson Financing Trust are located at 14201 Wireless Way, Oklahoma City, Oklahoma 73134 and our telephone number is
(405) 529-8500. Dobson Communications Corporation is an Oklahoma corporation.

                             DOBSON FINANCING TRUST

    Dobson Financing Trust is a statutory trust formed under Delaware law pursuant to its Declaration of Trust, also known as its trust agreement, and its Certificate of Trust filed with the Secretary of State of Delaware. We will execute an amended and restated trust agreement for Dobson Financing Trust, which will state the terms and conditions upon which Dobson Financing Trust may issue and sell its trust common and trust preferred securities. We own, directly or indirectly, all the trust common securities, which have an aggregate liquidation value equal to 3% of the total capital of Dobson Financing Trust. The trust preferred securities will represent the remaining percentage of Dobson Financing Trust's total capitalization. The trust common securities will have terms substantially equal to, and will rank equal in priority of payment with, the trust preferred securities. However, if we default on the debt securities owned by Dobson Financing Trust or another event of default under the trust agreement occurs, then, so long as the default continues, cash distributions and liquidation, redemption and other amounts payable or deliverable on the securities of Dobson Financing Trust must be paid or delivered to holders of the trust preferred securities before the holders of the trust common securities. Dobson Financing Trust may not borrow money, issue debt, exchange mortgages or pledge any of its assets, other than with respect to any of our debt securities that it may purchase with the proceeds of sales of trust securities. We will guarantee the trust preferred securities as described in this prospectus and the applicable prospectus supplement.

    Dobson Financing Trust exists for the exclusive purpose of:

    - issuing the trust common and trust preferred securities representing undivided beneficial interests in the assets of Dobson Financing Trust;

    - investing the gross proceeds of the trust common and trust preferred securities in our debt securities; and

    - engaging only in those other activities necessary or incidental to the foregoing.

    Unless otherwise specified in the applicable prospectus supplement, the following five trustees will conduct Dobson Financing Trust's business and affairs:

    - three of Dobson's employees, officers or affiliates, as administrative trustees;

    - The Bank of New York, a New York banking company, as property trustee; and

    - The Bank of New York (Delaware), an affiliate of The Bank of New York, as Delaware trustee.

    The Bank of New York also will serve as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act of 1939, the guaranty trustee under our guarantee in favor of the holders of trust preferred securities, and debt trustee under the indenture related to Dobson's debt securities. The property trustee holds title to Dobson's debt securities for the benefit of the holders of the trust common and trust preferred securities. The property trustee has the power to exercise all rights, powers and privileges under the indenture as holder of Dobson's debt securities. In addition, the property trustee maintains exclusive control of a segregated, non-interest bearing bank account to hold all payments made in respect of Dobson's debt securities for the benefit of the holders of the trust common and trust preferred securities. The property trustee makes payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust common and trust preferred securities out of funds from the bank account. Dobson, as a direct or an indirect holder of all trust common securities, has a right to appoint, remove or replace any administrative trustee and to increase or decrease the number of administrative trustees. Dobson pays all fees and expenses related to Dobson Financing Trust and will pay all fees and expenses related to any offering of the trust common and trust preferred securities.

    The rights of the holders of Dobson's trust preferred securities, including economic rights, rights to information and voting rights, are governed by the trust agreement, as amended to reflect the terms of any particular trust securities and the Delaware Business Trust Act. The trust agreement, the indenture and the Dobson guarantee also incorporate by reference the terms of the Trust Indenture Act. The trust agreement, the indenture and Dobson's guarantee will be qualified under the Trust Indenture Act.

                                  RISK FACTORS

    The prospectus supplement applicable to each type or series of securities offered will contain a discussion of risks applicable to an investment in us and/or Dobson Financing Trust and to the particular types of securities that we or Dobson Financing Trust are offering under that prospectus supplement. Prior to making a decision about investing in the offered securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

          DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES AND DEFICIENCY OF EARNINGS AVAILABLE TO COVER COMBINED FIXED CHARGES AND PREFERRED
                                STOCK DIVIDENDS

    During the periods presented below, our earnings were insufficient to cover fixed charges as well as combined fixed charges and preferred stock dividends. The deficiency of earnings available to cover fixed charges and available to cover combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

                                                                                                              THREE MONTHS
                                                                                                                  ENDED
                                                                     FISCAL YEAR ENDED                          MARCH 31,
                                                    ----------------------------------------------------   -------------------
                                                      1996       1997       1998       1999       2000       2000       2001
                                                    --------   --------   --------   --------   --------   --------   --------
                                                                                 ($ IN MILLIONS)
Deficiency of earnings available to cover fixed
  charges.........................................    $1.8      $19.3      $34.8      $ 98.5     $120.7     $ 26.3     $39.8
Deficiency of earnings available to cover combined
  fixed charges and preferred stock dividends.....     2.7       21.9       58.7       168.0      247.4      101.7      59.3

    Earnings consist of earnings (loss) from continuing operations before income taxes and loss from investment in joint venture plus fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

                                USE OF PROCEEDS

    Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include but are not limited to acquisitions of FCC licenses and related assets, working capital, capital expenditures and growth of our business. The precise amount and timing of the application of the proceeds will depend on our financial requirements and the availability and cost of other funds. Until we use the net proceeds in this manner, we may invest these proceeds in short-term, interest-bearing instruments or other investment-grade securities or reduce our borrowings. We will not receive any of the proceeds from the sale of common stock by the selling shareholders. The Dobson Financing Trust will use all proceeds from the sale of trust securities to purchase our debt securities.

                         DESCRIPTION OF DEBT SECURITIES

    The following description summarizes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

    The debt securities will be our direct obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities may or may not be secured. The debt securities will be issued under one or more separate indentures between us and The Bank of New York as trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are called indentures. The forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and governed by, the Trust Indenture Act. We will execute a supplemental indenture relating to a particular series of debt securities if and when we issue any debt securities. The statements contained in this prospectus relating to the indentures and the debt securities we may issue thereunder are summaries and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures (including those terms made a part of the indenture by reference to the Trust Indenture Act) and these debt securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the indentures.

    We have summarized selected provisions of the indentures below. The summary is not complete. We have also filed the forms of the indentures as exhibits to the registration statement. You should read the indentures for provisions that may be important to you before you buy any debt securities.

GENERAL

    The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors or by a supplemental indenture. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series.

    We can issue an unlimited amount of debt securities under the indentures. We can issue these securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

    - the title of the debt securities;

    - whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof and, if subordinated debt securities, the subordination terms relating to those securities;

    - the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

    - any limit upon the aggregate principal amount of the debt securities;

    - the date or dates on which we will pay the principal on the debt securities;

    - the rate or rates (which may be fixed or variable) or the method by which such rate or rates will be determined, at which the debt securities will bear interest, if any;

    - the date or dates from which any interest will accrue, the dates upon which any interest will be payable and the record dates for payment of interest;

    - the place or places where principal of (and premium, if any) and interest, if any, on the debt securities will be payable;

    - any obligation we have to redeem, repurchase or repay the debt securities in whole or in part pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities, and the price or prices at which and the period or periods within which and the terms and conditions upon which we will redeem, repurchase or repay the debt securities;

    - the denominations in which the debt securities will be issued, if other than denominations of U.S. $1,000 and any integral multiple thereof;

    - the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity date, if other than the principal amount;

    - the covenants, if any, applicable to the particular series of debt securities;

    - any addition to or change in the events of default described in this prospectus or in the indentures with respect to the debt securities;

    - whether we will issue the debt securities in global form and, if so, the terms and conditions, if any, upon which global debt securities may be exchanged for other individual securities, and the name of the depositary for the debt securities;

    - the terms and conditions, if any, upon which the debt securities shall be exchanged for or converted into common stock or preferred stock;

    - any provisions relating to any security provided for the debt securities;

    - the form and terms of any guarantee of the debt securities;

    - if the principal amount payable at the stated maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

    - if applicable, that the debt securities are defeasible pursuant to the provisions of the indentures;

    - whether the debt securities will be listed on any securities exchange or included in any other market or quotation or trading system;

    - any trustee or fiscal or authenticating or payment agent, issuing and paying agent, transfer agent or registrar or any other person or entity to act in connection with the debt securities for or on our behalf or on behalf of the holders of the debt securities; and

    - any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

    We may issue debt securities at a discount below their stated principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable prospectus supplement.

    We may issue debt securities in bearer form, with or without coupons. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable prospectus supplement.

STATUS OF DEBT SECURITIES

    The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness.

    Our obligations pursuant to subordinated debt securities will be subordinate in right of payment to all of our senior indebtedness. With respect to any series of subordinated debt securities, except as otherwise set forth in the applicable prospectus supplement, our "senior indebtedness" means the principal of, and premium, if any, and any interest (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) and all other monetary obligations of every kind or nature due on or in connection with the following:

    - all our indebtedness (including senior debt securities) regardless of when incurred (a) for borrowed money or (b) in connection with our acquisition of assets other than in the ordinary course of business, for the payment of which we are liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire or otherwise, or the payment of which is secured by a lien, charge or encumbrance on assets we acquired;

    - amendments, modifications, renewals, extensions and deferrals of any such indebtedness; and

    - any indebtedness issued in exchange for any such indebtedness (these three bullet points are collectively referred to herein as "Debt");

    provided, however, that the following will not constitute senior indebtedness with respect to subordinated debt securities:

    - any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all our Debt not expressly subordinated to such Debt; and

    - any of our Debt in respect of subordinated debt securities and any Debt which by its terms refers explicitly to the subordinated debt securities and states that such Debt shall not be senior in right of payment.

    We may not make any payment pursuant to the subordinated debt securities unless all amounts of principal, premium, if any, and interest then due on all applicable senior indebtedness has been paid in full or if there has occurred and is continuing beyond any applicable grace period a default in any payment with respect to any applicable senior indebtedness, or if there has occurred any event of default with respect to any applicable senior indebtedness permitting the holders to accelerate the maturity of the senior indebtedness, or if any judicial proceeding is pending with respect to any such default. However, we may make payments pursuant to the subordinated debt securities if a default in payment or an event of default with respect to the senior indebtedness permitting the holder to accelerate the maturity of the senior indebtedness has occurred and is continuing and judicial proceedings with respect thereto have not been commenced within a certain number of days of such default in payment or event of default.

    Upon any distribution of our assets upon dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before any payment is made on the subordinated debt securities. By reason of the subordination, in the event of our insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to the subordinated debt securities may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default in respect of the subordinated debt securities.

    If we offer debt securities, the applicable prospectus supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of the most recent practicable date that by the terms of such debt securities would be senior to such debt securities. The applicable prospectus supplement will also set forth any limitation on our ability to issue any additional senior indebtedness and will describe in more detail the material terms of the subordination provisions of these securities, including relevant definitions.

CONVERSION RIGHTS

    The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock, preferred stock or any other security will be set forth in the applicable prospectus supplement.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

    Unless we specify otherwise in the applicable prospectus supplement, payment of principal, premium, if any, and any interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency maintained by us for that purpose subject to the limitations of the indentures. Unless we indicate otherwise in the applicable prospectus supplement, we will issue the debt securities in denominations of U.S. $1,000 or integral multiples thereof. We will not require a service charge for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

GLOBAL DEBT SECURITIES

    We may issue the debt securities of a series in the form of one or more global securities that we will deposit with a depositary or its nominee identified in the applicable prospectus supplement. In that event, we will issue one or more global securities in a denomination or in aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by a global security or securities. We will deposit each global security with the depositary or nominee or a custodian therefor and each global security will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any other matters as may be provided for pursuant to the applicable indenture.

    Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary for the global security or any nominee of the depositary, and no such transfer may be registered, unless:

    - the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as such as required by the applicable indenture;

    - we execute and deliver to the trustee an order that the global security shall be so transferable, registrable and exchangeable, and those transfers shall be registrable; or

    - there shall exist circumstances, if any, as may be described in the applicable prospectus supplement.

    All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

    We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security in the applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

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
    Unless otherwise specified in the applicable prospectus supplement, debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of a global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificate form. The foregoing limitations and these laws may impair the ability to transfer beneficial interests in the global securities.

    So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificate form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depositary and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the participants to give that notice or take that action, and participants would authorize beneficial owners owning through those participants to give that notice or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

    Notwithstanding any other provisions to the contrary in the indenture, the rights of the beneficial owners of the debt securities to receive payment of the principal and premium, if any, of and interest, if any, on the debt securities, on or after the respective due dates expressed in the debt securities, or to institute suit for the enforcement of these payments on or after these respective dates, shall not be impaired or affected without the consent of the beneficial owners.

    Principal of and any interest on a global security will be payable in the manner described in the applicable prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Unless we specify otherwise in the applicable prospectus supplement, the indenture will provide that we may not consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our property or assets to any person (a "successor person") in one or more related transactions unless, among other things:

    - we are the surviving corporation or the successor person, if other than us, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

    - the successor person, if other than us, assumes all of our obligations under the debt securities and the indenture; and

    - immediately prior to and after giving effect to the transaction, no event of default shall have occurred and be continuing.

    Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

EVENTS OF DEFAULT

    Unless we specify otherwise in the applicable prospectus supplement, the following will constitute events of default under the indenture with respect to debt securities of any series:

    - failure to pay principal of, or premium, if any, on any debt security of that series when due and payable;

    - failure to pay any interest on any debt security of that series when due, and continuance of that default for thirty days;

    - failure to pay any mandatory sinking fund payment, when and as due by the terms of any debt securities of that series;

    - failure to comply with any of our other agreements in the debt securities of that series or in the indenture with respect to that series, which default continues for the period and after the notice provided in the applicable prospectus supplement;

    - failure to pay principal when due or resulting in acceleration of any of our other Debt where the aggregate principal amount with respect to which that default or acceleration has occurred exceeds $20 million, provided that this default will be cured or waived if the default that resulted in the acceleration of our other indebtedness is cured or waived or that indebtedness is discharged; and

    - certain events of bankruptcy, insolvency or reorganization.

    Except as set forth in the applicable prospectus supplement, a default under the fourth or fifth bullet points above is not an event of default with respect to a particular series of debt securities until the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series notify us of the default and, in the case of a default under the fifth bullet point, we do not cure the default within sixty days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

    If an event of default with respect to outstanding debt securities of any series, other than an event of default relating to certain events of bankruptcy, insolvency or reorganization, shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice, as provided in the indenture, may declare the unpaid principal amount (or, if the debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

    The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

    We will be required to furnish to the trustee under the indenture annually a statement as to our performance of our obligations under the indenture and as to any default in our performance.

MODIFICATION AND WAIVER

    Subject to certain exceptions, the indenture will provide that we and the trustee may amend the indenture or the debt securities with the written consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment with each series voting as a separate class. The holders of a majority in principal amount of the then outstanding debt securities of any series may also waive compliance by us with certain restrictive provisions of the indenture with respect to the debt securities of that series; provided, however, that, except as otherwise specified in the applicable prospectus supplement, without the consent of each holder of debt securities affected, an amendment or waiver may not, among other things:

    - reduce the percentage of the principal amount of debt securities whose holders must consent to an amendment or waiver;

    - reduce the rate or change the time for payment of interest on any debt security, including default interest;

    - reduce the principal of or premium, if any, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, redemption or the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

    - make any debt security payable in currency other than that stated in the debt security;

    - make any change in the provisions concerning waivers of default or Events of Default by holders or the rights of holders to recover the principal of, premium, if any, or interest on, any debt security;

    - waive a default in the payment of the principal of, or interest on, any debt security, except as otherwise provided in the indenture; or

    - reduce the principal amount of original issue discount securities payable upon acceleration of the maturity thereof.

    We and the trustee may amend the indenture or the debt securities without notice to or the consent of any holder of a debt security to, among other things:

    - cure any ambiguity, defect or inconsistency;

    - comply with the indenture's provisions with respect to successor corporations;

    - comply with any requirements of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

    - provide for uncertificated debt securities in addition to or in place of certificated debt securities;

    - add to, change or eliminate any of the provisions of the indenture in respect of one of more series of debt securities, provided, however, that any addition, change or elimination (a) shall neither (i) apply to any debt security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, nor (ii) modify the rights of a holder of any such debt security with respect to such provision, or (b) shall become effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

    - make any change that does not adversely affect in any material respect the interest of any holder; or

    - establish additional series of debt securities as permitted by the indenture.

    The holders of a majority in principal amount (or principal amount at maturity of securities issued at a discount) of the then outstanding debt securities of any series, by notice to us and to the trustee, may waive an existing default or event of default and its consequences except a default or event of default in the payment of the principal of (or premium, if any), or any interest on, any debt security with respect to the debt securities of that series or in the payment of any sinking fund installment with respect to the debt securities of that series or in respect of any provision in the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

    LEGAL DEFEASANCE. Unless otherwise specified in the applicable prospectus supplement, the indentures will provide that we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, lost or mutilated debt securities of that series, and to maintain paying agencies) upon the deposit with the trustee, in trust, of money and/or U.S. government obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments or other redemption date in accordance with the terms of the indenture and the debt securities.

    This discharge may occur only if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

    The applicable prospectus supplement will describe any other conditions we must meet in order to legally defease a particular class or series of debt securities.

    DEFEASANCE OF CERTAIN COVENANTS. Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants or Events of Default contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture. The conditions include:

    - depositing with the trustee money and/or U.S. government obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments or other redemption date in accordance with the terms of the indenture and the debt securities; and

    - delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of that deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

    The applicable prospectus supplement will describe any additional conditions we must meet in order to defease the covenants applicable to a particular class or series of debt securities.

    DEFEASANCE OF CERTAIN COVENANTS AND EVENTS OF DEFAULT. In the event we exercise our option to omit to comply with certain covenants contained in the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

SATISFACTION AND DISCHARGE

    The indentures will, upon a written request or order signed by one of our designated officers and delivered to the trustee, cease to be of further effect with respect to any series of debt securities, except as to any surviving rights of registration of transfer or exchange or conversion of debt securities of that series expressly provided for, and the trustee will be required to execute proper instruments acknowledging satisfaction and discharge of such indenture as to that series when either:

    - we have delivered to the trustee for cancellation all debt securities of that series previously authenticated and delivered, other than:

       - debt securities that have been destroyed, lost or stolen and which have been replaced or paid, as provided in the indentures, and

       - debt securities for which money sufficient to make all payment on the debt securities has previously been deposited in trust with the trustee or any paying agent or segregated and held in trust by us with any remaining amounts to thereafter be repaid to us, as provided in the indentures, or

       - all debt securities, other than convertible debt securities, of the series:

           - have become due and payable, or

           - will become due and payable at their stated maturity within one year, or

           - if redeemable at our option, are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense; and

           - we irrevocably deposit or cause to be deposited with the trustee as trust funds in trust an amount of money or government obligations sufficient to pay and discharge the entire indebtedness on those debt securities not previously delivered to the trustee for cancellation, including all principal of and any premium and installments of interest to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption of the debt securities, as applicable.

    In addition, in order to satisfy and discharge the securities, we will be required to:

       - pay or cause to be paid all other sums payable under the debt securities by us; and

       - deliver an officers' certificate and an opinion of counsel to the trustee, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the indentures as to such series have been satisfied.

REGARDING THE TRUSTEES

    The indentures and provisions of the Trust Indenture Act incorporated by reference in the indenture contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate that conflict or resign.

    The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default shall occur and be continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent person in the conduct of that person's affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

    The following applies only in the event that debt securities are held by Dobson Financing Trust.

    To the extent that any action under any debt securities held by Dobson Financing Trust is entitled to be taken by the holders of at least a specified percentage of those debt securities, and unless otherwise specified in the applicable prospectus supplement, holders of the trust preferred securities issued by Dobson Financing Trust may take action if the action is not taken by the property trustee of Dobson Financing Trust. Notwithstanding the foregoing, if an event of default under those debt securities has occurred and is continuing and is attributable either to:

    - our failure to pay the principal of, or any premium or interest on, those debt securities on the due date; or

    - our failure to deliver the required securities or other rights upon an appropriate conversion or exchange right election, if any,

and an event of default has occurred and is continuing under the applicable trust agreement, a holder of the related trust preferred securities may institute a direct action.

    A "direct action" is a legal proceeding directly against us for enforcement of payment to the holder of trust preferred securities issued by an Dobson Financing Trust of the principal of or any premium or interest on the debt securities held by that trust having a principal amount equal to the liquidation amount of those trust preferred securities held by that holder or for enforcement of any conversion or exchange rights, as the case may be. We may not amend an indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding that have an interest in the related debt securities. If the right to bring a direct action is removed, Dobson Financing Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will remain obligated to pay the principal of, and any premium and interest on, the related debt securities, and we will be subrogated to the rights of the holders of those trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to the holder in any direct action.

    The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related debt securities unless an event of default has occurred and is continuing under the applicable trust agreement. See "Description of Trust Preferred Securities--Events of Default; Notice" below.

GOVERNING LAW

    The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF PREFERRED STOCK

    The following description summarizes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. This summary and the summary included in the relevant prospectus supplement are not complete. For more detail you should refer to the applicable provisions in our amended certificate of incorporation, and the certificate of designations relating to each series of preferred stock. Our certificates of designation will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of the applicable series of the preferred stock.

GENERAL

    As of June 30, 2001, we were authorized to issue up to 6,000,000 shares of preferred stock, $1.00 par value per share. As of June 30, 2001, we had 765,678 shares of preferred stock outstanding, of which 345,572 shares were shares of 12 1/4% Senior Exchangeable Preferred Stock; 220,106 shares were shares of 13% Senior Exchangeable Preferred Stock due 2009; and 200,000 shares were shares of our Series AA Preferred Stock.

    Prior to issuance of shares of each series, our Board of Directors is required by the General Corporation Act of the State of Oklahoma, the "Oklahoma Act", and our amended certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Oklahoma, fixing for each class or series the designations, powers, preferences and rights of the shares of that class or series and its qualifications, limitations or restrictions, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, and the liquidation preferences as are permitted by the Oklahoma Act. Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of those shares might receive a premium for their shares over the then-market price of those shares.

    Subject to limitations prescribed by the Oklahoma Act, our amended certificate of incorporation and our bylaws, our Board of Directors is authorized without further stockholder action to provide for the issuance of up to all unissued shares of preferred stock, in one or more series, with the voting powers, full or limited, and with the designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be stated in the resolution or resolutions providing for the issuance of a series of stock adopted, at any time or from time to time, by the Board of Directors. As used in this prospectus the term "Board of Directors" includes any duly authorized committee of the Board of Directors.

    The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for additional specific terms, including:

    - the designation and stated value per share of the preferred stock and the number of shares offered;

    - the amount of liquidation preference per share;

    - the initial public offering price at which the preferred stock will be issued;

    - the dividend rate or method of calculation, the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

    - any redemption or sinking fund provisions;

    - any conversion or exchange rights; and

    - any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

DIVIDEND RIGHTS

    Except as otherwise set forth in the applicable prospectus supplement, holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of our funds legally available therefor, dividends on the dates and at the rates as set forth in, or as are determined by the method described in, the applicable prospectus supplement. The dividend rate may be fixed or variable or both. Dividends may be paid in cash, in shares of our common stock, additional shares of preferred stock or otherwise, as set forth in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock books on the appropriate record dates, fixed by the Board of Directors, as specified in the applicable prospectus supplement.

    The dividends may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on that dividend payment date will be lost, and we will have no obligation to pay any dividend for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issues shares of that series.

    Unless otherwise specified in the applicable prospectus supplement, so long as the shares of any series of the preferred stock are outstanding, unless:

    - full dividends, including if the preferred stock is cumulative, dividends for prior dividend periods, have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of that series and all other classes and series of our preferred stock (other than Junior Stock (as defined below)); and

    - we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of preferred stock of that series or any shares of any of our other preferred stock of any class or series (other than Junior Stock), we may not declare any dividends on any shares of our common stock or any other stock ranking as to dividends or distributions of assets junior to that series of preferred stock (the common stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations of our stock, other than in Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than Junior Stock.

LIQUIDATION PREFERENCES

    Unless otherwise specified in the applicable prospectus supplement, in the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of Junior Stock, the amount set forth in the applicable prospectus supplement. If, upon any voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock of any series and any other shares of our preferred stock (including any other series of the preferred stock) ranking as to any distribution on a parity with that series are not paid in full, those holders will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to those holders of the full preferential amounts of the liquidating distribution to which they are entitled, unless otherwise provided in the applicable prospectus supplement, the holders of each such series of the preferred stock will be entitled to no further participation in any distribution of our assets.

REDEMPTION

    A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the applicable prospectus supplement. Shares of preferred stock which we redeem will be restored to the status of authorized but unissued shares of preferred stock.

    If fewer than all of the outstanding shares of a series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata, subject to rounding to avoid fractional shares, as may be determined by us or by any other method we determine in our sole discretion to be equitable. From and after the redemption date, unless we fail to pay the redemption price plus accumulated and unpaid dividends, if any, dividends will cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders of the preferred stock, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, will cease.

    Unless otherwise specified in the applicable prospectus supplement, so long as any dividends on shares of any series of the preferred stock or any other series of our preferred stock ranking equally as to dividends and distribution of assets with that series are in arrears, no shares of that series of the preferred stock or such other series of our preferred stock will be redeemed, whether by mandatory or optional redemption, unless all of those shares are simultaneously redeemed. We will not purchase or otherwise acquire any of these shares; provided, however, that the foregoing will not prevent the purchase or acquisition of those shares pursuant to a purchase or exchange offer made on the same terms to holders of all those shares outstanding.

CONVERSION AND EXCHANGE RIGHTS

    The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted into shares of common stock, another series of preferred stock or any other security will be set forth in the applicable prospectus supplement. Those terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, the shares of another series of preferred stock or the amount of any other securities to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

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VOTING RIGHTS

    Except as indicated below or in the applicable prospectus supplement, or except as expressly required by the laws of the State of Oklahoma or other applicable law, the holders of the preferred stock will not be entitled to vote. Except as indicated in the applicable prospectus supplement, each share will be entitled to one vote on matters on which holders of a particular series of the preferred stock are entitled to vote. However, as more fully described below under "Depositary Shares," if we elect to issue depositary shares representing a fraction of a share of a series of preferred stock, each depositary share will, in effect, be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of preferred stock shall be entitled to one vote, the voting power of that series, on matters on which holders of that series and holders of other series of preferred stock are entitled to vote as a single class, shall depend on the number of shares in that particular series, not the aggregate liquidation preference or initial offering price of the shares of that particular series of preferred stock.

DEPOSITARY SHARES

    GENERAL. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The particular fraction will be set forth in the applicable prospectus supplement.

    The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. We refer to this bank or trust company as the "depositary bank." Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by a depositary share, to all the rights and preferences of the preferred stock represented thereby, including dividend, voting, redemption and liquidation rights.

    The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Those depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the particular offering. If depositary shares are issued, copies of the forms of deposit agreement and depositary receipt will be incorporated by reference in the registration statement.

    Pending the preparation of definitive engraved depositary receipts, the depositary bank may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

    WITHDRAWAL OF PREFERRED STOCK. Upon surrender of the depositary receipts to the depositary bank, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery at that office of the number of whole shares of preferred stock represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary bank will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Owners of depositary shares will be entitled to receive only whole shares of preferred stock. In no event will fractional shares of preferred stock (or cash in lieu thereof) be distributed by the depositary bank. Consequently, a holder of a depositary receipt representing a fractional share of preferred stock would be able to liquidate his position only by sale to a third party (in a public trading market transaction or otherwise), unless the depositary shares are redeemed by us or converted by the holder.

    DIVIDENDS AND OTHER DISTRIBUTIONS. The depositary bank will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the record holders.

    In the event of a distribution other than in cash, the depositary bank will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary bank determines that it is not feasible to make the distribution, in which case the depositary bank may, with our approval, sell the property and distribute the net proceeds from the sale to those holders.

    REDEMPTION OF DEPOSITARY SHARES. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary bank resulting from the redemption, in whole or in part, of that preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary bank, the depositary bank will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary bank.

    VOTING THE PREFERRED STOCK. Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary bank will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary bank as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder's depositary shares. The depositary bank will endeavor, insofar as practicable, to vote the amount of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary bank in order to enable the depositary bank to do so. The depositary bank may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing that preferred stock.

    AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary bank. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary bank only if:

    - all outstanding depositary shares have been redeemed, or

    - there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts.

    CHARGES OF DEPOSITARY BANK. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary bank in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer taxes and other taxes and governmental charges and any other charges, including any fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

    MISCELLANEOUS. The depositary bank will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary bank and that we are required to furnish to the holders of preferred stock.

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
    Neither we nor the depositary bank will be liable if either one of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary bank under the deposit agreement will be limited to performance in good faith of our respective duties thereunder and neither we nor the depositary bank will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary bank may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

    RESIGNATION AND REMOVAL OF DEPOSITARY BANK. The depositary bank may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary bank. Any resignation or removal will take effect upon the appointment of a successor depositary bank and its acceptance of the appointment. The successor depositary bank must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

    As of June 30, 2001, we were authorized to issue up to 175,000,000 shares of Class A common stock, 70,000,000 shares of Class B common stock, 4,226 shares of Class C common stock and 33,000 shares of Class D common stock. As of June 30, 2001 there were:

    - 28,916,719 shares of Class A common stock issued and outstanding;

    - 4,000,000 shares of Class A common stock reserved for issuance upon exercise of future options that may be granted under our 2000 stock incentive plan;

    - 2,898 shares of Class C common stock reserved for issuance upon the exercise of options granted under our 1996 stock option plan;

    - 241 shares of our Class C common stock issued and outstanding;

    - 12,258 shares of Class D common stock reserved for issuance upon the exercise of options granted under our 1996 stock option plan;

    - 65,311,716 shares of Class B common stock issued and outstanding owned by 42 shareholders.

    - 67,027,619 shares of Class A common stock reserved for issuance upon conversion of shares of our Class B common stock and upon conversion of shares of Class C common stock and Class D common stock that may be issued upon the exercise of options granted under our 1996 stock option plan.

    All outstanding shares of common stock are fully paid and nonassessable.

    Each holder of Class A common stock is entitled to one vote, and each holder of Class B common stock is entitled to ten votes (subject to certain exceptions), for each share on matters voted upon by stockholders. Holders of shares of our Class C and Class D common stock are not entitled to vote. A majority vote is required for all action to be taken by stockholders, except in the following situations:

    - directors must be elected by a plurality of votes cast at the annual meeting of stockholders, and

    - subject to certain limited exceptions, under Oklahoma law any director may be removed from office only for cause and by the vote of stockholders representing not less than a majority of the voting power of the issued and outstanding common stock.

    If we liquidate, dissolve or wind-up, the holders of common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock. The common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

    Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the dividend and liquidation rights of any preferred stock that may be issued and subject to any dividend restrictions that may be contained in future credit facilities. No dividend or other distribution, including redemptions or repurchases of shares of capital stock, may be made if after giving effect to the distribution, our total assets would be less than the sum of our total liabilities plus our stated capital. Holders of common stock do not have any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

                            DESCRIPTION OF WARRANTS

    We may issue warrants to purchase debt securities, or "debt warrants," as well as warrants to purchase preferred stock or common stock, or "equity warrants." We refer to debt warrants and equity warrants collectively as "warrants." Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. We will issue warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. When we issue warrants, we will describe the specific terms of the warrants in a prospectus supplement.

DEBT WARRANTS

    The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

    - the title of the debt warrants;

    - the aggregate number of debt warrants;

    - the price or prices at which the debt warrants will be issued;

    - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

    - the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

    - the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

    - the principal amount of debt securities purchasable upon exercise of each debt warrant;

    - the date on which the right to exercise the debt warrants will commence, and the date on which those rights will expire;

    - the maximum or minimum number of debt warrants which may be exercised at any time;

    - information with respect to book-entry procedures, if any;

    - a discussion of any material federal income tax considerations; and

    - any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

    Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payment of principal of or premium, if any, or interest, if any, on the debt securities purchasable upon the exercise.

EQUITY WARRANTS

    The applicable prospectus supplement will describe the terms of equity warrants offered thereby, the warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants, including the following:

    - the title of the equity warrants;

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
    - the securities (i.e., preferred stock or common stock) for which the equity warrants are exercisable;

    - the price or prices at which the equity warrants will be issued;

    - if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock;

    - if applicable, the date on and after which the equity warrants and the related preferred stock or common stock will be separately transferable;

    - the date on which the right to exercise the equity warrants will commence, and the date on which those rights will expire;

    - the maximum or minimum number of equity warrants which may be exercised at any time;

    - information with respect to book-entry procedures, if any;

    - if applicable, a discussion of any material federal income tax considerations; and

    - any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

    Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

    Except as set forth in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to the particular triggering event.

EXERCISE OF WARRANTS

    Each warrant will entitle the holder to purchase the principal amount, or number of, securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

    Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon that exercise. If less than all of the warrants represented by a particular warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                              DESCRIPTION OF UNITS

    We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, as distinguished from the separate constituent securities comprising such units. When we issue units, we will describe the specific terms of the units in a prospectus supplement including the following:

    - the title of any series of units;

    - identification and description of the separate constituent securities comprising the units;

    - the price or prices at which the units will be issued;

    - if applicable, the date on and after which the constituent securities comprising the units will become separately transferable;

    - information with respect to book-entry procedures, if any;

    - a discussion of any material federal income tax considerations; and

    - any other terms of the units and their constituent securities.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

    The following description summarizes certain general terms and provisions of Dobson Financing Trust trust preferred securities to which any prospectus supplement may relate. When Dobson Financing Trust offers to sell a series of trust preferred securities, it will describe the specific terms of the series in a supplement to this prospectus. Dobson Financing Trust will also indicate in the supplement whether the general terms and provisions in this prospectus apply to the series of trust preferred securities.

GENERAL

    Dobson Financing Trust will issue under its trust agreement only one series of trust preferred securities, which will represent beneficial interests in Dobson Financing Trust. The trust agreement is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act. A form of trust agreement is, and the terms and conditions of trust securities and forms thereof will be, filed as exhibits to the registration statement that includes this prospectus.

    Dobson Financing Trust will describe the terms of the trust preferred securities it is offering in the applicable prospectus supplement, including:

    - the designation, number and purchase price of the trust preferred securities;

    - the annual distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, if applicable, any interest deferral provisions;

    - whether the distributions on the trust preferred securities will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

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
    - the liquidation amount per trust preferred security which will be paid out of the assets of Dobson Financing Trust to the holders upon voluntary or involuntary dissolution, winding up and liquidation;

    - the obligation or right, if any, of Dobson Financing Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, it will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

    - the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, the initial conversion or exchange price or rate per trust preferred security and the date or dates on which or period or periods within which the conversion or exchange may be effected;

    - the obligation or right, if any, of Dobson, Dobson Financing Trust or any other party to liquidate Dobson Financing Trust and any terms and conditions of such liquidation;

    - the voting rights, if any, of the holders;

    - if applicable, any securities exchange upon which the trust preferred securities will be listed;

    - if applicable, a description of any remarketing, auction or other similar arrangements;

    - whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

    - any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

    Dobson Financing Trust will also describe certain material United States federal income tax considerations applicable to any offering of trust preferred securities in the applicable prospectus supplement.

    The trust preferred securities of Dobson Financing Trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the most common securities of Dobson Financing Trust except as described under "--Subordination of Trust Common Securities." Dobson Financing Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of debt securities of Dobson equal to the aggregate liquidation amount of such trust preferred securities and trust common securities. The property trustee of Dobson Financing Trust will hold legal title to the debt securities for the benefit of the holders of the related trust securities. In addition, Dobson will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of Dobson Financing Trust when the trust does not have funds legally available for payment. See "Description of Trust Preferred Securities Guarantees."

    The revenue of Dobson Financing Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related debt securities which Dobson Financing Trust purchased with the proceeds from the sale of its trust securities. If Dobson fails to make a required payment in respect of those debt securities, Dobson Financing Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

SUBORDINATION OF TRUST COMMON SECURITIES

    Dobson Financing Trust will pay distributions on, and the applicable redemption price of, the trust securities it issues equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date an event of default under the debt securities held by Dobson Financing Trust has occurred and is continuing, Dobson Financing Trust will not pay any distribution on, or applicable redemption price of, any of its trust common securities, and will not make any other payment on account of the redemption, liquidation or other acquisition of the trust common securities, unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of Dobson Financing Trust for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the applicable redemption price, the full amount of the redemption price, will have been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or the applicable redemption price of, the trust preferred securities issued by Dobson Financing Trust then due and payable.

    Until any event of default under the trust agreement for Dobson Financing Trust has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities of Dobson Financing Trust and not on behalf of Dobson as the direct or indirect trust common securities owner, and only the holders of the trust preferred securities issued by Dobson Financing Trust will have the right to direct the property trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

    The occurrence of an event default under the debt securities held by Dobson Financing Trust will constitute an event of default under the trust agreement for Dobson Financing Trust. Within 90 business days after the occurrence of an event default actually known to the property trustee, the property trustee will transmit notice of that event of default to the holders of the trust preferred securities of Dobson Financing Trust, the administrative trustees and Dobson, as sponsor, unless the event of default shall have been cured or waived.

    For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Dobson, see "Description of Debt Securities--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

REMOVAL OF TRUSTEES

    Unless an event of default under the debt securities held by Dobson Financing Trust has occurred and is continuing, Dobson, as the direct owner of trust common securities of Dobson Financing Trust, may remove the property trustee, the Delaware trustee and the administrative trustees at any time. If an event of default under the debt securities held by Dobson Financing Trust has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of Dobson Financing Trust may remove and replace the property trustee and the Delaware trustee for Dobson Financing Trust at such time. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Dobson as the direct or indirect trust common securities owner. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

MERGER OR CONSOLIDATION OF PROPERTY TRUSTEE OR DELAWARE TRUSTEE

    Any corporation or other person into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any corporation or other person resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of the property trustee or the Delaware trustee under the trust agreement, provided that the corporation or other person will be otherwise qualified and eligible.

MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF DOBSON
  FINANCING TRUST

    Dobson Financing Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described in the applicable prospectus supplement, Dobson Financing Trust may, at the request of Dobson, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

    - the successor entity either:

       - expressly assumes all of the obligations of Dobson Financing Trust with respect to the trust securities of Dobson Financing Trust, or

       - substitutes for the trust securities of Dobson Financing Trust other securities having substantially the same terms as those trust securities, so long as the successor securities rank the same as the trust securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

    - Dobson expressly appoints a trustee of the successor entity possessing substantially the same powers and duties as the property trustee with respect to the debt securities held by Dobson Financing Trust;

    - the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of Dobson Financing Trust are then listed, if any;

    - the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of Dobson Financing Trust or the debt securities held by Dobson Financing Trust to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

    - the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of Dobson Financing Trust in any material respect, other than any dilution of the holders' interests in the new entity;

    - the successor entity has a purpose substantially identical to that of Dobson Financing Trust;

    - prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Dobson has received an opinion from nationally recognized independent counsel to Dobson Financing Trust experienced in these matters to the effect that:

       - the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of Dobson Financing Trust in any material respect, other than any dilution of the holders' interests in the new entity,

       - following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Dobson Financing Trust nor the successor entity, if any, will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

       - following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Dobson Financing Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes;

    - Dobson or any permitted successor or assignee directly or indirectly owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee; and

    - the property trustee has received our officer's certificate and an opinion of counsel, each to the effect that all conditions precedent to the transaction as set forth in the trust agreement have been satisfied.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

    Except as provided below and under "--Mergers, Conversions, Consolidations, Amalgamations or Replacements of Dobson Financing Trust" and "Description of Trust Preferred Securities Guarantees--Amendments and Assignment" and as otherwise required by law and the trust agreement or specified in the applicable prospectus supplement, the holders of trust preferred securities will have no voting rights.

    Dobson, the property trustee, the Delaware trustee and the administrative trustees may amend from time to time the trust agreement for Dobson Financing Trust, without the consent of the holders of the trust securities of Dobson Financing Trust,

    - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision,

    - to add to the covenants, restrictions or obligations of the sponsor, or

    - to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure Dobson Financing Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure Dobson Financing Trust will not be required to register as an investment company under the Investment Company Act;

provided, however, that in each case above, the modification will not adversely affect in any material respect the interests of the holders of the trust securities issued by Dobson Financing Trust.

    Without the consent of each holder of trust securities issued by Dobson Financing Trust, the trust agreement for Dobson Financing Trust may not be amended to:

    - change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

    - change its purpose;

    - authorize the issuance of any additional beneficial interests;

    - change the conversion, exchange or redemption provisions, if any;

    - change the conditions precedent for Dobson to elect to dissolve Dobson Financing Trust and distribute the debt securities held by Dobson Financing Trust to the holders of the trust securities, if applicable;

    - change the liquidation, distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of Dobson Financing Trust;

    - affect the limited liability of any holder of its trust securities; or

    - restrict the right of a holder of its trust securities to institute suit for the enforcement of any required payment on or, if applicable, after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

    So long as the property trustee holds any debt securities for Dobson Financing Trust, the property trustee, the Delaware trustee and the administrative trustees for Dobson Financing Trust will not:

    - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the property trustee, with respect to those debt securities;

    - waive certain past defaults under the applicable indenture;

    - exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of those debt securities; or

    - consent to any amendment, modification or termination of the applicable indenture or that debt securities, where consent is required without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of Dobson Financing Trust, provided, however, that where a consent under the applicable indenture would require the consent of each holder of those debt securities affected thereby, the property trustee will not consent without the prior approval of each holder of the trust preferred securities issued by Dobson Financing Trust. The property trustee, the Delaware trustee and the administrative trustees may not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the applicable debt securities. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the property trustee, the Delaware trustee and the administrative trustees will obtain an opinion of counsel experienced in these matters to the effect Dobson Financing Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

    Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent without prior notice. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

    Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Dobson or any affiliate of Dobson will, for purposes of this vote or consent, be treated as if they were not outstanding.

GLOBAL TRUST PREFERRED SECURITIES

    If specified in the applicable prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, a depositary or its nominee identified in the prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the depositary arrangements described with respect to the debt securities and the indenture will apply to such trust preferred securities and the trust agreement as well. See "Description of Debt Securities--Global Debt Securities" above.

PAYMENT AND PAYING AGENT

    Unless otherwise specified in the applicable prospectus supplement, payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of the depositary or its nominee, which will credit the relevant accounts on the applicable payment dates, while payments in respect of trust preferred securities in certificated form, will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register.

    The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustee and Dobson. The paying agent will be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and Dobson. In the event that the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and Dobson, to act as paying agent.

REGISTRAR AND TRANSFER AGENT

    The property trustee will act as registrar and transfer agent for the trust preferred securities.

    Registration of transfers of trust preferred securities will be effected without charge by or on behalf of Dobson Financing Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, Dobson Financing Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed or called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties that are specifically set forth in the trust agreement and, during the continuance of all event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

MISCELLANEOUS

    The administrative trustees are authorized and directed to conduct the affairs of and to operate Dobson Financing Trust in such a way that:

    - Dobson Financing Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

    - Dobson Financing Trust will be classified as a grantor trust for United States federal income tax purposes; and

    - the debt securities held by Dobson Financing Trust will be treated as indebtedness of Dobson for United States federal income tax purposes.

    Dobson and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Dobson Financing Trust or its trust agreement, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

    Holders of trust preferred securities will not have any preemptive or similar rights.

    Dobson Financing Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

    We will execute and deliver a guarantee concurrently with the issuance by Dobson Financing Trust of its trust preferred securities for the benefit of the holders from time to time of those trust preferred securities. That guarantee will be held for those holders by a guarantee trustee. We will qualify each of the guarantees as an indenture under the Trust Indenture Act. The guarantees will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of a guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions of terms and those made a part of each guarantee by the Trust Indenture Act. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

GENERAL

    We will irrevocably agree to pay in full, to the extent set forth herein, the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that Dobson Financing Trust may have or assert. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of Dobson Financing Trust, will be subject to the applicable guarantee:

    - any accrued and unpaid distributions required to be paid on the applicable trust preferred securities, to the extent that Dobson Financing Trust has funds legally available therefor at such time;

    - the applicable redemption price and all accrued and unpaid distributions to the date of redemption with respect to the applicable trust preferred securities called for redemption, to the extent that Dobson Financing Trust has funds legally available therefor at such time; or

    - upon a voluntary or involuntary dissolution and liquidation of Dobson Financing Trust, other than in connection with the distribution of the debt securities to holders of its trust preferred securities or the redemption, conversion or exchange of its trust preferred securities, if applicable, the lesser of

       - the amounts due upon the dissolution and liquidation of Dobson Financing Trust, to the extent that it has funds legally available therefor, and

       - the amount of assets of Dobson Financing Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to its creditors as required by applicable law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities entitled to those payments or by causing Dobson Financing Trust to pay those amounts to the holders.

    If the trust preferred securities are exchangeable or convertible into other securities, we will also irrevocably agree to cause Dobson Financing Trust to deliver to holders of those trust preferred securities those other securities in accordance with the applicable exchange or conversion provisions.

    Dobson will, through the guarantee, the applicable trust agreement, the related debt securities and the applicable indenture, taken together, fully, irrevocably and unconditionally guarantee all of Dobson Financing Trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of Dobson Financing Trust's obligations under its trust preferred securities.

RANKING

    Unless otherwise specified in the applicable prospectus supplement, each guarantee will constitute our unsecured obligation and will rank equal to the debt securities held by Dobson Financing Trust. Dobson Financing Trust's trust agreement provides that each holder of trust preferred securities by acceptance of the trust preferred securities agrees to the terms of the related guarantee, including any subordination provisions.

    The guarantees will not limit the amount of secured or unsecured debt, including indebtedness under the indentures, that may be incurred by us or any of our subsidiaries.

GUARANTEE OF PAYMENT

    Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by Dobson Financing Trust or upon distribution of the debt securities held by Dobson Financing Trust to the holders of the its trust preferred securities.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities, in which case no approval will be required, a guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under "Description of Trust Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

EVENTS OF DEFAULT

    An event of default under a guarantee will occur upon our failure to perform any of our payment or other obligations under that guarantee, provided that, except with respect to a default in respect of any guarantee payment, we have received notice of the default and has not cured the default within 90 days of receipt of a notice of default. The holders of a majority in liquidation amount of the trust preferred securities covered by a guarantee will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

    If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce its rights under that guarantee without first instituting a legal proceeding against the applicable Dobson Financing Trust, the guarantee trustee or any other person or entity.

TERMINATION

    A guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the trust preferred securities, upon full payment of all amounts due upon the dissolution and liquidation of Dobson Financing Trust or upon the conversion or exchange of all of the trust preferred securities, in each case, if applicable, whether upon distribution of the applicable debt securities to the holders of the trust preferred securities or otherwise. A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under those trust preferred securities or the related guarantee.

GOVERNING LAW

    The guarantees will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of a guarantee, will undertake to perform only the duties that are specifically set forth in that guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

RIGHTS UPON DISSOLUTION

    Unless the debt securities held by Dobson Financing Trust are distributed to holders of the trust preferred securities, upon any voluntary or involuntary dissolution and liquidation of Dobson Financing Trust, after satisfaction of the liabilities of its creditors as required by applicable law, the holders of those trust securities will be entitled to receive, out of assets held by Dobson Financing Trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the debt securities, would be our creditor.

                              SELLING SHAREHOLDERS

    18,892,751 of the shares of our common stock being offered pursuant to this prospectus may be offered by certain selling shareholders. The following table sets forth the name of each selling shareholder, the number of shares of our Class A common stock and Class B common stock beneficially owned by each selling shareholder as of June 30, 2001 and the percentage of our outstanding Class A common stock and Class B common stock beneficially owned by each selling shareholder at June 30, 2001 after giving effect to the sale of the maximum number of shares that each selling shareholder may sell. The actual amount, if any, of Class A common stock to be offered by each selling shareholder and the amount and percentage of Class A common stock to be owned by such selling shareholder following such offering will be disclosed in the applicable prospectus supplement.

    The number of shares beneficially owned by each selling shareholder is determined according to the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under current rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares. Unless otherwise noted in the footnotes to this table, each of the shareholders named in this table has sole voting and investment power with respect to the shares of Class A common stock and Class B common stock shown as beneficially owned. The percentage ownership of each selling shareholder after the offering is calculated based on the shares of our Class A common stock and Class B common stock that would be outstanding assuming that all shares to be offered are sold, all outstanding options held by the selling shareholders that are exercisable within 60 days from the date of this prospectus have been fully exercised, and assuming that Dobson CC Limited Partnership does not convert any additional shares of Class B common stock into shares of Class A common stock.

                                  SHARES BENEFICIALLY OWNED BEFORE OFFERING
                                 -------------------------------------------
                                   CLASS A COMMON         CLASS B COMMON
                                 -------------------   ---------------------
                                            PERCENT                 PERCENT
SELLING SHAREHOLDER               NUMBER    OF CLASS     NUMBER     OF CLASS
-------------------              --------   --------   ----------   --------
Dobson CC Limited
  Partnership(3)...............     --         --      55,540,554    85.0%

John W. Childs(4)..............     --         --       6,176,427     9.5%

J.W. Childs Equity Partners II,
  L.P. and related
  persons(4)(5)................     --         --       6,392,751     9.8%

Dana L. Schmaltz(6)............     --         --           8,991     *

Other selling shareholders (as
  a group of 39 persons)(7)....     --         --         214,515     *

                                                     SHARES BENEFICIALLY OWNED AFTER OFFERING(2)
                                                     -------------------------------------------
                                                       CLASS A COMMON         CLASS B COMMON
                                 NUMBER OF SHARES    -------------------   ---------------------
                                 OF CLASS A COMMON              PERCENT                 PERCENT
SELLING SHAREHOLDER              TO BE OFFERED(1)     NUMBER    OF CLASS     NUMBER     OF CLASS
-------------------              -----------------   --------   --------   ----------   --------
Dobson CC Limited
  Partnership(3)...............     12,500,000          --         --      43,040,554    92.7%
John W. Childs(4)..............      6,176,427          --         --              --       --
J.W. Childs Equity Partners II,
  L.P. and related
  persons(4)(5)................      6,392,751          --         --              --       --
Dana L. Schmaltz(6)............          8,991          --         --              --       --
Other selling shareholders (as
  a group of 39 persons)(7)....        214,515          --         --              --       --

------------------------------

*   Less than 1%.

(1) Assumes that shares of Class B common stock are converted into the shares of Class A common stock to be offered. Each share of Class B common stock is immediately convertible into one share of Class A common stock.

(2) Assumes all shares to be offered are sold.

(3) Everett R. Dobson and Stephen T. Dobson, each of whom is one of our directors and executive officers, are the two directors of RLD, Inc., the general partner of Dobson CC Limited Partnership. Everett R. Dobson is also the president and sole shareholder of RLD, Inc. Messrs. Everett R. Dobson and Stephen T. Dobson may be deemed beneficial owners of the shares of our Class A common stock and Class B common stock held by Dobson CC Limited Partnership.

(4) Includes 285,761 shares of our Class A common stock owned by John W. Childs. Of the remaining shares, 7,182 shares (the "Partnership Shares") are owned by a partnership of which J.W. Childs is the managing partner and 5,883,484 shares are owned by J.W. Childs Equity Partners II, L.P. (the "Equity Partners II Shares") J.W. Childs Advisors II, L.P. is the general partner of J.W. Childs Equity Partners II, L.P. and, as such, has the power to direct the voting and disposition of shares of our Class A common stock owned by J.W. Childs Equity Partners II, L.P. J.W. Childs Associates, L.P. is the general partner of J.W. Childs Advisors II, L.P. and, as such, has the power to direct the voting and disposition of shares of our Class A common stock owned by or deemed to be beneficially owned by J.W. Childs Advisors II, L.P., J.W. Childs Associates Inc. is the general partner of J.W. Childs Associates, L.P. and, as such, has the power to direct the voting and disposition of shares of our Class A common stock owned by or deemed to be beneficially owned by J.W. Childs Associates, L.P. Therefore, J. W. Childs Advisors II, L.P., J.W. Childs Associates, L.P. and J.W. Childs Associates, Inc. may be deemed to beneficially own the

    Equity Partners II shares. Furthermore, John W. Childs is the sole director and stockholder of J.W. Childs Associates, Inc. and, as such, has the power to direct the voting and disposition of shares or our Class A common stock deemed to be beneficially owned by J.W. Childs Associates, Inc. John W. Childs disclaims beneficial ownership of the Partnership Shares and the Equity Partners II Shares.

(5) Includes 5,883,484 shares of our Class A common stock owned by J.W. Childs Equity Partners II, L.P., 285,761 shares of our Class A common stock held by John W. Childs, 8,991 shares of our Class A common stock held by Dana L. Schmaltz and 214,515 shares of our Class A common stock held by other affiliated co-investors and their related entities. Each of these entities or persons have agreed to sell their shares only if a pro-rata portion of the shares of our Class A common stock held by J.W. Childs Equity
    Partners II, L.P. is being sold by J.W. Childs Equity Partners II, L.P. on substantially the same terms.

(6) Includes 7,490 shares of our Class A common stock held by Dana L. Schmaltz and 1,501 shares of our Class A common stock held by the Chechesse Creek Trust. Mr. Schmaltz is the sole trustee of the Chechesse Creek Trust and, as such, has the sole power to vote, direct the voting of, dispose of direct the disposition of the 1,501 shares held by the Chechesse Creek Trust. Mr. Schmaltz is one of our directors.

(7) The other selling shareholders are a group of 39 persons and entities who are selling an aggregate of 214,515 shares of our Class A common stock, each of whom beneficially own less than 1% of our common stock on a fully diluted basis.

    None of the selling shareholders listed above has or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except Everett R. Dobson, Stephen T. Dobson and Dana L. Schmaltz, each of whom is one of our directors. Also, Everett
R. Dobson is our Chairman of the Board and Chief Executive Officer and Stephen
T. Dobson is our Secretary.

    Because the selling shareholders may offer all or some portion of the above shares pursuant to this prospectus or otherwise, no estimate can be given as to the amount or percentage of such securities that will be held by the selling shareholders upon termination of any such sale. In addition, the selling shareholders identified above may have sold, transferred or otherwise disposed of all or a portion of such securities since the date indicated in transactions exempt from the registration requirements of the Securities Act. The selling shareholders may sell all, part or none of the securities listed above.

                              PLAN OF DISTRIBUTION

    We, any selling shareholders and Dobson Financing Trust may sell any of the securities being offered under this prospectus in any one or more of the following ways from time to time:

       - through agents;

       - to or through underwriters;

       - through dealers; and

       - directly by us, any selling shareholder or Dobson Financing Trust to one or more purchasers.

    The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Securities may also be offered or sold through depositary receipts issued by a depositary institution.

AGENTS

    Offers to purchase securities may be solicited by agents designated by us, Dobson Financing Trust and/or any selling shareholders from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by us to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

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UNDERWRITERS

    If securities are sold by us, Dobson Financing Trust and/or any selling shareholders by means of an underwritten offering, we, Dobson Financing Trust and/or any selling shareholders, as applicable, will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in a related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of these securities the underwriters will be obligated to purchase all such securities if any are purchased.

    We, Dobson Financing Trust and/or selling shareholders may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the initial public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

DEALERS

    If a dealer is utilized by us, Dobson Financing Trust and/or any selling shareholders in the sale of the securities in respect of which this prospectus is delivered, we, Dobson Financing Trust and/or any selling shareholders, as applicable, will sell these securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

DIRECT SALES

    We, Dobson Financing Trust and/or any selling shareholders may also sell offered securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

    Securities may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more firms "remarketing firms," acting as principals for their own accounts or as agents for us and/or any selling shareholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us and/or any selling shareholders and its compensation will be described in a related prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

DELAYED DELIVERY CONTRACTS

    If so indicated in a related prospectus supplement, we and/or any selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us

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and/or any selling shareholders at the public offering price set forth in a related prospectus supplement as part of delayed delivery contracts providing for payment and delivery on the date or dates stated in a related prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in a related prospectus supplement. A commission indicated in a related prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us and/or any selling shareholders, as applicable.

GENERAL INFORMATION

    We, Dobson Financing Trust and/or any selling shareholders may have agreements with the agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, underwriters, dealers and remarketing firms may be required to make.

    Each series of securities will be a new issue (other than shares of common stock sold by selling shareholders or treasury shares sold by us) and, other than the common stock, which is quoted on the Nasdaq National Market, may have no established trading market. Unless otherwise specified in a related prospectus supplement, we will not be obligated to list any series of securities on an exchange or otherwise. We cannot assure you that there will be any liquidity in the trading market for any of the securities.

    Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or any selling shareholders in the ordinary course of their businesses.

    The place, time of delivery and other terms of the sale of the offered securities will be described in the applicable prospectus supplement.

    In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

    Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by Oklahoma General Corporation Act under which we are incorporated, Article VII of our Amended and Restated Certificate of Incorporation provides for indemnification of each of our officers and directors against (a) expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, or other enterprise at our request, other than an action by or in the right of us, provided that he acted in good faith and in a manner he reasonably believed to be in our best interest, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in

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our right brought by reason of his being or having been one of our directors, officers, employees or agents, or any other corporation, partnership, joint venture, or other enterprise at our request, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to us, unless and only to the extent that the court in which such action or suit was decided has determined that the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Our bylaws provide for similar indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended.

    Our directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

    The relevant prospectus supplement will set forth a description of the indemnification arrangements we and Dobson Financing Trust agree to under any underwriting agreements in connection with offerings of securities pursuant to this prospectus or the relevant prospectus supplement.

    The Dobson Financing Trust trust agreement will provide for full indemnification of any trustee, affiliate of any administrative trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the trust or its affiliates (each an "Indemnified Person") by us in connection with any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the trust agreement or by law. The trust agreement will further provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding, shall from time to time, be advanced by us prior to the filing and disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the trust agreement.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us or Dobson Financing Trust pursuant to the foregoing provisions, we and Dobson Financing Trust have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

    McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma will issue an opinion to us about certain legal matters relating to the securities.

                                    EXPERTS

    The consolidated balance sheets of Dobson Communications Corporation and its subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, and the consolidated balance sheet of American Cellular Corporation and its subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholder's equity and cash flows for the period from February 25, 2000 through December 31, 2000, and the consolidated balance sheet of ACC
Acquisition LLC and its subsidiaries as of December 31, 2000 and the related consoldiated statements of operations, members' equity and cash flows for the period from February 15, 2000 through December 31, 2000, included in the Dobson Communications Corporation Forms 10-K and 10-K/A for the year ended
December 31, 2000, and incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

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